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                                                                 EXHIBIT 10.24

                     LONG TERM PERFORMANCE COMPENSATION PLAN
    (For performance periods starting on or after April 1, 2001, as amended)

I.       PURPOSE OF THE PLAN

         - Align management with policyholders' and shareholders' interests.

         - Provide competitive levels of total pay for senior executives for competitive levels of performance.

         -        Encourage a long term strategic perspective.

         - Encourage/reward performance that supports the Company's long term performance results.

         - Attract and promote retention of key executives with long term business perspective.

II.      PARTICIPATION

         The Board will determine the levels of Officers and others eligible to participate in the Plan for each performance period. Participants' incentive opportunities under the Plan shall not be vested or assignable in any respect.

III.     PERFORMANCE PERIODS

         The period over which long term performance shall be measured is three years. Each performance period will begin on April 1.

IV.      TARGET INCENTIVE OPPORTUNITIES

         The Committee will establish the incentive opportunity for each Plan participant for each performance period.

         The schedule of target incentive opportunities for the various levels of participants is:

Grade Level (Current Title)                    Target Percentage Opportunity
----------------------------------------------------------------------------
41 (Chief Executive Officer)                              125%
40 (President)                                            100%
39 (Senior Executive Vice-President)                    92.50%
38 (Executive Vice-President)                              75%
37/36 (Senior Vice-President)                            47.5%
33-35 (Vice-President/Sr. Vice-President)            15%/32.50%/42.50%

         At the beginning of each performance period, management recommends individual incentive opportunities for each participant. These incentive opportunities may be higher or lower than the above targets established for the various levels based on the individual's relative contribution to or impact on long term business results, the individual's potential and the individual's level of personal performance.

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         The incentive opportunity ($) for each participant is determined based on the applicable percentage and the individual's grade level at the beginning of the performance period. If the participant was not an employee of the Company or an Affiliate at the beginning of the performance period, the Committee, at the Chief Executive Officer's recommendation, will determine in its discretion, the appropriate incentive opportunity.

         The total incentive opportunity for any performance period is equal to the total of the incentive opportunities of all individuals participating in that performance period.

V.       GUIDELINES FOR DETERMINING CORPORATE PERFORMANCE

         At the beginning of each performance period, the Committee will determine the measures and specific goals for that performance period. The measures for the Plan will include both financial and strategic business goals against which corporate performance will be measured.

         Performance assessment at the end of each performance period will consider achievement of established goals. In addition to performance as measured against these goals, the overall assessment will involve the broad discretion and judgment of the Committee and may take into account changes in the corporate strategy and in the market, economic, tax and regulatory environment during the performance period. The Committee will determine a corporate performance percentage that may vary between 0% and 200%.

VI.      AWARDS

         Following the end of each performance period the Committee, after reviewing shareholder return and other performance measures, will determine the amount which may be awarded to the participants with respect to such period. Such amount will be based on the incentive opportunity and the corporate performance percentage. The Committee will recommend individual awards to the Board. The Committee has discretion in the determining the amount of any recommended award, may decline to recommend an award, and modify the time of payment of any award.

         Awards may be paid in whole or in part in shares of MetLife, Inc. common stock. No award shall become payable unless it is approved by the Board in its discretion and no award may be made unless the participant was an employee of the Company or an Affiliate at the end of the performance period or died, retired or become totally disabled during such period while such an employee.

         A participant who retires, dies or becomes totally disabled while such an employee during the course of a performance period may be granted for such performance period, at the discretion of the Board, a pro rate portion of the full award that would have been payable if such event had not occurred, or at the recommendation of the Chief Executive Officer, an award may be recommended on other than a pro rata basis.

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         Awards under the Plan will not be taken into account for purposes of determining the level of Insurance and Retirement benefits and contributions to the Savings and Investment Plan.

VII.     ROLE OF THE COMMITTEE

         The Committee exercises overall responsibility and has broad discretion with respect to all aspects of the Plan and for performance assessment.

VIII.    CHANGE OF CONTROL

         This Article VII shall apply to incentive opportunities set for all performance periods beginning on or after April 1, 2001, and shall apply notwithstanding any other terms of this Plan.

         The Company shall, within sixty (60) days after a Change of Control, pay to each Participant employed by the Company or an Affiliate on the date of the Change of Control on account of each of the Participant's Outstanding Incentive Opportunities either (a) at least the amount of such Outstanding Incentive Opportunity in cash, after multiplying the amount of the Outstanding Incentive Opportunity by the Total Shareholder Return on MetLife, Inc. common stock from the beginning of the related performance period through the earlier of (i) the date of the Change of Control and (ii) the end of the related performance period; or (b) an Alternative Award for such Outstanding Incentive Opportunity. If the Company fails to comply with the requirement stated in the sentence above with regard to a Participant, a cash payment in compliance with clause (a) above, plus interest from the date of the Change of Control at the 90-day United States Treasury Bill rate in effect on the date of the Change of Control, shall immediately be due that Participant from the Company. Any payment under the terms of this paragraph on a date earlier than an award would have been paid under this Plan on account of an Outstanding Incentive Opportunity shall be discounted by the short-term Applicable Federal Rate (assuming semiannual compounding) for the time payment is due.

         If a Participant is awarded (or credited) any amount by virtue of the preceding paragraph of this Article VIII of this Plan in any legal contest, the Company will pay the Participant simple interest on that amount from the date such amounts should have been paid or credited to the Participant to the date the amount is paid or credited in full, at the 90-day United States Treasury Bill rate in effect at the time such amounts should have been paid or credited. No right or claim the Company may have against a Participant, such as it might raise as a set-off or counterclaim, will limit or reduce the Company's obligations to a Participant under this Article VIII of this Plan.

         If a Participant raises any claim or defense in any legal contest against the Company or an Affiliate as to the validity, enforceability, or interpretation of this Article VIII of the Plan after a Change of Control, the Company will (except as prohibited by law) advance the Participant's reasonable attorney's fees and legal expenses on a quarterly basis or on a less frequent basis of the Participant's choosing. If the Participant does not prevail in whole or in part as to at least one material issue arising under this Article VIII of this Plan, the Participant will reimburse the Company for any amount it advanced under this

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         paragraph, plus simple interest from date the advance was made to the date the Participant repays the advance, at the 90-day United States Treasury Bill rate in effect when the advance was made; otherwise, the Participant will not be obligated to repay any of the advance. If the first sentence of this paragraph applies, except that the Company is prohibited by law from advancing the Participant's attorney's fess and legal expenses, and the Participant prevails in whole or in part as to at least one material issue arising under this Article VIII of this Plan, the Company will reimburse the Participant's reasonable attorney's fees and legal expenses on a quarterly basis or on a less frequent basis of the Participant's choosing.

         If any payment to a Participant under this Article VIII of this Plan, taken together with any other payments or benefits, would be an "excess parachute payment" under Section 280G of the U.S. Internal Revenue Code, payments to that Participant under this Article VIII of this Plan will be reduced by the minimum amount necessary to avoid the excise tax under Section 4999 of that Code (or similar tax). If the Company fails to correctly reduce payments as provided by this Article, it will reimburse the Participant for any excises taxes, penalties, and interest the Participant must pay as a result. This paragraph will not apply to a Participant who is a party to an Employment Continuation Agreement with the Company or any Affiliate.

         No change to this Article VIII of this Plan or termination of this Plan that is, in either case, effective on or after the date of a Change of Control, will impair a Participant's outstanding opportunities or rights as of a Change of Control without the Participant's written consent made with specific reference to this Plan. Article VII of this Plan ("Role of the Committee") shall have no affect on or after the date of a Change of Control. This Article VIII of this Plan shall be binding on each Successor to the Company.

VIII.    DEFINITIONS

         The following definitions shall apply under this Plan:

                 1. "Affiliate" means any corporation, partnership, limited liability company, trust or other entity which directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, MetLife, Inc.

                 2.  "Alternative Award" means new rights that:

                       (a) are based on stock which is traded on an established
                           securities market, or that are to be traded on an established securities market within 60 days after the Change of Control;

                       (b) provide rights and economic value substantially
                           equivalent to or better than the rights applicable to the Outstanding Incentive Opportunity(ies) for which they are being substituted (including, but not limited to, an identical or better payment schedule);

                       (c) provide that, in the event that the Participant's
                           employment is involuntarily or constructively terminated after a Change of Control, any conditions imposed on rights under the Alternative Award, including any

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                           restrictions on transfer or exercisability of the
                           Alternative Award, will be waived or will lapse (for these purposes, a constructive termination is a termination of employment following a material reduction in base salary or incentive compensation opportunity or a material reduction in responsibilities, in each case without the Participant's consent); and

                       (d) provide that no right or claim an employer or any
                           other party may have against the Participant will limit or reduce the employer's obligations to pay the Alternative Award.

                 3.  "Board" shall mean the Board of Directors of the Company.

                 4.  "Change of Control" means

                       (a) any Person acquires "beneficial ownership" (within
                           the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of MetLife, Inc. representing 25% or more of the combined Voting Power of MetLife, Inc.'s securities;

                       (b) within any 24-month period, the persons who were
                           directors of the MetLife, Inc. at the beginning of such period (the "Incumbent Directors") shall cease to constitute at least a majority of the MetLife, Inc. Board) or the board of directors of any Successor of MetLife, Inc.; provided, however, that any director elected or nominated for election to the MetLife, Inc. Board by a majority of the Incumbent Directors then still in office shall be deemed to be an Incumbent Director for purposes of this subsection 15(d)(ii);

                       (c) the stockholders of the MetLife, Inc. approve a
                           merger, consolidation, share exchange, division, sale or other disposition of all or substantially all of the assets of MetLife, Inc. which is consummated (a "Corporate Event"), and immediately following the consummation of which the stockholders of MetLife, Inc. immediately prior to such Corporate Event do not hold, directly or indirectly, a majority of the Voting Power of (1) in the case of a merger or consolidation, the surviving or resulting corporation, (2) in the case of a share exchange, the acquiring corporation, or (3) in the case of a division or a sale or other disposition of assets, each surviving, resulting or acquiring corporation which, immediately following the relevant Corporate Event, holds more than 25% of the consolidated assets of MetLife, Inc. immediately prior to such Corporate Event; or

                       (d) any other event occurs which the MetLife, Inc. Board
                           declares to be a Change of Control.

                 5. "Chief Executive Officer" means the Chief Executive Officer of the Company.

                 6.  "Committee" means the Compensation Committee of the Board.

                 7.  "Company" means Metropolitan Life Insurance Company.

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                 8.  "Exchange Act" means Securities Exchange Act of 1934, as amended.

                 9.  "MetLife, Inc." means MetLife, Inc. and its Successors.

                 10. "MetLife, Inc. Board" means the Board of Directors of the
                     MetLife, Inc.

                 11. "Outstanding Incentive Opportunities" shall mean those incentive opportunities on account of which, as of the date of a Change of Control, no award has been paid under this Plan.

                 12. "Participant" means each individual for whom an incentive opportunity for a performance period has been set under this Plan.

                 13. "Person" will have the meaning ascribed to such term in
                     Section 3(a)(9) of the Exchange Act, as supplemented by
                     Section 13(d)(3) of the Exchange Act, and shall include any group (within the meaning of Rule 13d-5(b) under the Exchange Act); provided, however, that "Person" shall not include (i) MetLife, Inc. or an Affiliates, (ii) the MetLife Policyholder Trust (or any person(s) who would otherwise be described herein solely by reason of having the power to control the voting of the shares held by that trust), or (iii) any employee benefit plan (including an employee stock ownership plan) sponsored by the MetLife, Inc. or an Affiliate.

                 14. "Plan" means this Long Term Performance Compensation Plan.

                 15. "Successor" means a successor to all or substantially all of the business and/or assets, whether direct or indirect, by purchase, merger, consolidation, acquisition of stock, or otherwise.

                 16. "Total Shareholder Return" means the change (plus or minus)
                     in the market price of MetLife, Inc. common stock as quoted on the New York Stock Exchange, plus dividends (if any) actually paid on MetLife, Inc. common stock on a reinvested basis, from the first day of the performance period to and including the date of the Change of Control, adjusted for any change in share capitalization, including (but not limited to) any share split, recapitalization (including, but not limited to, the payment of an extraordinary dividend), merger, consolidation, combination, spin-off, distribution of assets to stockholders (other than ordinary cash dividends) or other exchange of shares

                 17. "Voting Power" means such number of Voting Securities as shall enable the holders thereof to cast all the votes which could be cast in an annual election of directors of a company.

                 18. "Voting Securities" means all securities entitling the holders thereof to vote in an annual election of directors of a company.

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